UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019 (January 9, 2019)

Ethema Health Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue, Delray Beach, Florida 33483	33483
(Address of principal executive offices)	(Zip Code)

561-450-7679
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 9, 2019, Ethema Health Corporation (the “Company”), entered into a Securities Purchase Agreement with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”), pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Up Note I”) in the aggregate principal amount of $53,000 for net proceeds of $50,000 after expenses. The Power Up Note I has a maturity date of October 30, 2019 and bears interest at the rate of nine percent per annum from the date on which the Power Up Note I was issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company has the right to prepay the Power Up Note I in terms of agreement. The outstanding principal amount of the Power Up Note I is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 180 days following the issue date into shares of the Company’s common stock at a conversion price equal to 61% of the lowest closing bid price of the Company’s common stock for the ten trading days prior to conversion. On January 28, 2019, the Company repaid the Power Up Lending Group Ltd., convertible note entered into on January 9, 2019, of $53,000, together with interest and early settlement penalty thereon for gross proceeds of $59,623.The foregoing summary of the terms and conditions of the Power Up Note I does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement by and between the Company and Power Up Lending Group, dated January 9, 2019 and the Power Up Note I which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Between January 28, 2019 and March 13, 2019, the Company issued secured convertible promissory Series N notes in the total aggregate amount of $1,001,000 with interest thereon at the rate of six percent (6%) per annum (the “Series N Note”) pursuant to separate subscription agreements (the “Subscription Agreements”) with accredited investors, and a three (3) year warrant (the “Warrants”) to purchase shares of Common Stock at an exercise price of $0.12, subject to adjustment. The Warrants expire three (3) years from the date of issuance and are evidenced by a form of warrant (“Form of Warrant”). The Series N Note provides that, at any time after the issuance of the Series N Note, the holder of the Series N Note shall have the option, from time to time or at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest of such Series N Note into duly authorized, validly issued fully paid and non-assessable shares of Company’s common stock, par value $0.01 per share at a per share conversion price equal to $.08 per share of Common Stock and the range of exchange for Canadian dollar denominated notes shall be determined on the date of conversion. The issuance of the Series N Note was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act. The foregoing summary of the terms and conditions of the Series N Note and the Warrants do not purport to be complete and are qualified in its entirety by reference to the full text of the Series N Note, Form of Warrant and Subscription Agreement which are filed as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, hereto.

On January 28, 2019, the Company, entered into a Securities Purchase Agreement with Power Up, pursuant to which the Company issued to Power Up a Convertible Promissory Note (“Power Up Note II”) in the aggregate principal amount of $138,000 for net proceeds of $135,000 after expenses. Power Up Note II has a maturity date of November 15, 2019 and bears interest at the rate of nine percent per annum from the date on which the Power Up Note II was issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company has the right to prepay the Power Up Note II in terms of agreement. The outstanding principal amount of the Power Up Note II is convertible at any time and from time to time at the election of the Power Up during the period beginning on the date that is 180 days following the issue date into shares of the Company’s common stock at a conversion price equal to 61% of the lowest closing bid price of the Company’s common stock for the ten trading days prior to conversion. The foregoing summary of the terms and conditions of the Power Up Note II does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement by and between the Company and Power Up, dated as of January 28, 2019 and the Power Up Note II, which are filed as Exhibits 10.6 and 10.7 hereto, respectively.

On January 28, 2019, the Company also repaid the Power Up convertible note entered into on July 31, 2018, of $153,000 together with interest and early settlement penalty thereon for gross proceeds of $207,679.

On March 5, 2019, the Company issued a secured convertible promissory note in favor of FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), or registered assigns, in the principal amount of $200,000 with interest thereon at the rate of five percent (5%) per annum (the “FirstFire Note”). The FirstFire Note provides that, at any time on or after the one hundred eightieth (180th) calendar day following March 5, 2019, the holder of the FirstFire Note shall have the option, from time to time or at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest of such FirstFire Note into duly authorized, validly issued fully paid and non-assessable shares of Company’s common stock, par value $0.01 per share at a per share conversion price equal to $0.08 (the “Fixed Conversion Price”), provided further, that at any time on or after the 180th calendar day following March 5, 2019, the Conversion Price shall equal the lower of (i) the Fixed Conversion Price or (ii) 65% multiplied by the lowest traded price of the Company’s common stock during the ten (10) consecutive NASDAQ, NYSE or NYSE American trading day (“Trading Day”) period immediately preceding the Trading Day that the Company receives a Notice of Conversion. The issuance of the FirstFire Note was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act. The foregoing summary of the terms and conditions of the FirstFire Note does not purport to be complete and is qualified in its entirety by reference to the full text of the FirstFire Note which is filed as Exhibit 10.8 hereto.

On September 10, 2018, the Company issued a secured convertible promissory note, dated September 10, 2018, in favor of Power Up, or registered assigns, in the principal amount of $133,000 with interest thereon at the rate of nine percent (9%) per annum (the “Power Up Note IV”). Power Up Note IV provides that, at any time on or after the one hundred eightieth (180th) calendar day following September 10, 2018, the holder of the Power Up Note IV shall have the option, from time to time or at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest of such Power Up Note IV into duly authorized, validly issued fully paid and non-assessable shares of Company’s common stock, par value $0.01 per share at a per share conversion price equal to the Variable Conversion Price, which means 61% multiplied by the Market Price. Market Price means the lowest closing bid price on a given day in the applicable trading platform of the Company’s common stock during the ten (10) consecutive trading day period ending on the latest completed trading day prior to the Conversion Date. The issuance of the Power Up Note IV was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act. On March 11, 2019, the Company repaid the Power Up Note IV entered into on September 10, 2018, of $133,000 together with interest and early settlement penalty thereon for gross proceeds of $180,062. The foregoing summary of the terms and conditions of the Power Up Note IV does not purport to be complete and is qualified in its entirety by reference to the full text of the Power Up Note IV which is filed as Exhibit 10.9 hereto.

On April 3, 2019, Jaggm LLC, a limited liability company, entered into a definitive agreement to (“Agreement”) acquire Seastone Apartments Condos Units 1-10 located at 801 Andrews Ave., Delray Beach, Florida 33483 from Addiction Recovery Institute of America, (formerly known as Seastone Delray Healthcare, LLC), a limited liability company, and wholly-owned subsidiary of the Company for an aggregate purchase price of $3,500,000. The acquisition of the real property is being implemented pursuant to the terms of an Agreement which contains customary representations, warranties and covenants by the parties to the agreement and is subject to customary closing conditions except that the property is being sold “As is.” This transaction is expected to close on April 26, 2019. The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, qualified in its entirety, by the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

The description of the grid promissory note under Item 8.01 is incorporated by reference into this Item 1.01.

ITEM 8.01    OTHER EVENTS.

On February 25, 2019, the Company signed a non-binding Letter of Intent (the “Letter of Intent”) with Local Link Wellness, LLC (“Local Link”), a mental health and wellness provider with offices located in Melville, NY and East Mauritius, NY, pursuant to which the Company plans to acquire a 33.33% interest in Local Link (the “Minority Interest”) for the purchase price of $400,000.00. The Letter of Intent constitutes the basis for the principle terms for an investment in Local Link by the Company and the principles of Local Link’s proposal for the provision of a comprehensive addiction treatment program to large employer groups. The purchase price is to be paid over a period of time to be agreed upon by the Company and Local Link but shall not be later than August 31, 2019. The purchase of the Minority Interest is subject to the parties entering into a mutually agreeable definitive purchase and sale agreement.

Local Link has agreed to deal exclusively with the Company and not sell an equity interest in Local Link to any third party during the pendency of the Letter of Intent. As partial consideration for such exclusivity agreement, the Company will provide a loan to Local Link in the amount of up to $150,000. As of April 4, 2019, the Company has funded $95,000 of this loan. The loan is represented by a grid promissory note (the “Grid Note”) that permits the Company, as the lender, to loan up to $150,000 to Local Link by adding amounts advanced to Local Link to an attached grid, which is approved with each advance by Local Link. The loans under the Grid Note bear interest at an annual simple rate of 6%. The loan is expected to be credited against the purchase price for the Minority Interest with the balance of such purchase price being made in installments of at least $50,000 per month until the total purchase price has been funded. If a definitive purchase and sale agreement is not entered into, then any amounts loaned by the Company to Local Link will become immediately due and payable.

On March 1, 2019, the Company issued a press release announcing the Letter of Intent (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto. The foregoing descriptions of the Grid Note, Press Release, and Letter of Intent do not purport to be complete and are qualified in their entirety by reference to the Press Release and Letter of Intent, the forms of which are filed as, respectively, Exhibits 10.11, 99.1, and 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit No.
10.1	Securities Purchase Agreement dated January 9, 2019 between Ethema Health Corporation and Power Up Lending Group Ltd.
10.2	Convertible Promissory Note dated January 9, 2019 between Ethema Health Corporation and Power Up Lending Group Ltd.
10.3	Series N Convertible Note
10.4	Form of Warrant to Series N Note
10.5	Subscription Agreement to Series N Convertible Note
10.6	Securities Purchase Agreement dated January 28, 2019 between Ethema Health Corporation and Power Up Lending Group Ltd.
10.7	Convertible Promissory Note dated January 28, 2019 between Ethema Health Corporation and Power Up Lending Group Ltd.

10.8	Convertible Promissory Note dated March 5, 2019 between Ethema Health Corporation and FirstFire Global Opportunities Fund, LLC
10.9	Convertible Promissory Note dated September 10, 2018 between Ethema Health Corporation and Power Up Lending Group Ltd.
10.10	Purchase Agreement dated April 3, 2019 between Jaggm LLC and Addiction Recovery Institute of America (formerly known as Seastone Delray Healthcare)
10.11	Grid Promissory Note dated March 18, 2019 between Ethema Health Corporation and Local Link Wellness, LLC
99.1	Press Release dated March 1, 2019
99.2	Letter of Intent dated February 25, 2019 by and between Ethema Health Corporation and Mr. William Hayes and Ms. Mary Fogarty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ethema Health Corporation has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHEMA HEALTH CORPORATION

Date: April 16, 2019	By:	/s/ Shawn E. Leon
Shawn E. Leon
Chief Executive Officer